ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2013 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and
2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

PNC Bank, National Association

d/b/a Midland Loan Services

Steven W. Smith

Executive Vice President

Schedule I

Deutsche Bank Trust Company Americas

Direct Email: dbsec.notifications@db.com

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	CD 2006-CD2 Commercial Mortgage Trust	Series 2006-CD2	Master Servicer
Depositor	CD 2006-CD3 Commercial Mortgage Trust	Series 2006-CD3	Primary Servicer
ShopKo Portfolio whole loan only
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC3	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	DBUBS 2011-LC1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC6	Master Servicer
Master and Special Servicer of the Harmon Corner loan under the COMM 2012-CCRE5 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-LC13	Master Servicer
Special Servicer of the 15 MetroTech Center loan under the MS 2013-C12 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE9	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE8	Master and Special Servicer
Master Servicer of the Moffett Tower Phase II loan under the COMM 2013-CCRE7 PSA Special Servicer of the Paramount Building loan under the COMM 2013-CCRE9 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE7	Master Servicer
Master Servicer of the Moffitt Towers loan under the COMM 2013-LC6 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE6	Master Servicer
Master Servicer of the Moffett Towers loan and the 540 West Madison loan under the COMM 2013-LC6 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer
Master Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE11	Master Servicer
Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-FL2	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE5	Master and Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE4	Special Servicer
Special Servicer of the Emerald Square Mall loan under the COMM 2012-CCRE PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE3	Special Servicer
Special Servicer of the Crossgates Mall loan under the COMM 2012-CCRE2 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE2	Special Servicer
Special Servicer on the 260 and 261 Madison Avenue loan under the COMM 2012-CCRE3 PSA
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2012-CCRE1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2011-FL1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2010-1	Special Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2006-C8	Master Servicer
Depositor	Deutsche Mortgage & Asset Receiving Corp.	COMM 2006-C7	Master Servicer
Depositor	Invitation Homes	Series 2013-SFR1	Servicer